                                                                EXHIBIT 10.50(l)



                      AMD SAXONIA WAFER PURCHASE AGREEMENT



                                    BETWEEN



                            AMD SAXONY HOLDING GMBH



                                      AND



                         AMD SAXONY MANUFACTURING GMBH

                      AMD SAXONIA WAFER PURCHASE AGREEMENT


          This AMD Saxonia Wafer Purchase Agreement (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT") dated as of 11 March, 1997 is between:

(1)  AMD Saxony Holding GmbH, a Gesellschaft mit beschrankter Haftung organized
                                -------------------------------------
     and existing under the laws of Germany and registered in Dresden, Germany ("AMD HOLDING"); and

(2)  AMD Saxony Manufacturing GmbH, a Gesellschaft mit beschrankter Haftung
                                      -------------------------------------
     organized and existing under the laws of Germany and registered in Dresden, Germany ("AMD SAXONIA").


                                   RECITALS


        WHEREAS, AMD Saxonia is a wholly-owned Subsidiary (such and other capitalized terms having the meaning assigned thereto in Section 1.01) of AMD Holding, which in turn is a wholly-owned Subsidiary of Advanced Micro Devices, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America ("AMD INC.");

        WHEREAS, AMD Inc., AMD Holding and AMD Saxonia are currently involved in the initial planning stages of a project pursuant to which AMD Saxonia will construct, own and operate inter alia the Plant to be located in or near
                           ----------
Dresden, Germany, to manufacture Wafers using high-volume semiconductor wafer fabrication processes;

        WHEREAS, concurrently herewith, AMD Inc. and AMD Holding are entering into the AMD Holding Wafer Purchase Agreement (as amended, supplemented or otherwise modified from time to time, the "AMD HOLDING WAFER PURCHASE AGREEMENT"), pursuant to which, among other things, AMD Inc. will agree to purchase from AMD Holding, and AMD Holding will agree to supply on an exclusive basis to AMD Inc., all Wafers as are ordered from time to time by AMD Inc. from AMD Holding, in each case on the terms and conditions of the AMD Holding Wafer Purchase Agreement;

        WHEREAS, on the terms and conditions of this Agreement, including the payment terms of Article III, AMD Holding wishes the exclusive right to purchase Wafers from AMD Saxonia in order to enable AMD Holding to fulfill its obligations under the AMD Holding Wafer Purchase Agreement, and AMD Saxonia is willing, on such exclusive basis, to manufacture and sell Wafers to AMD Holding, all on the terms and conditions of this Agreement; and

        WHEREAS, concurrently herewith, (i) AMD Inc. and AMD Holding are entering into the AMD Holding Research Agreement, (ii) AMD Inc., AMD Holding and AMD Saxonia are entering into the License Agreement and the amendment and restatement of the Management Service Agreement referred to in the definition thereof, and (iii) AMD Holding and AMD Saxonia are entering into the AMD Saxonia Research Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                INTERPRETATION
                                --------------

        SECTION 1.01. DEFINITIONS. The following terms shall, unless the context
                      -----------
requires otherwise, have the respective meanings assigned to them as follows:

   (1)  "AAA" has the meaning assigned to it in Section 7.10;

   (2)  "ACTUAL SELLING PRICE PER WAFER" has the meaning assigned to it in
        Section 3.02;

   (3) "ACTUAL VOLUME" means, with respect to any Period or 4 Quarter Period, as the case may be, the actual number of Wafers Shipped by AMD Saxonia to AMD Holding during that Period or 4 Quarter Period;

   (4)  "ADJ.4QFC" has the meaning assigned to it in Section 3.06;

   (5)  "ADJUSTED ACTUAL VOLUME" has the meaning assigned to it in Section 3.12;

   (6)  "ADJUSTED SELLING PRICE PER WAFER" has the meaning assigned to it in
        Section 3.03(b);

   (7)  "ADVANCE PAYMENT ADJUSTMENT AMOUNT" has the meaning assigned to it in
        Section 3.05;

   (8) "AFFILIATE" means, with respect to any Person, a Person which, directly or indirectly, controls, is controlled by, or is under common control with, such other Person; and, for purposes of this definition, the concept of "control," with respect to any Person, signifies the possession of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, the possession of voting rights, by contract, or otherwise; provided that FASL shall be deemed to be an Affiliate of AMD Inc. for
        --------
        purposes of this Agreement;

   (9) "AGENT" means Dresdner Bank AG, as Agent under the Loan Agreement, including any successor to Dresdner Bank AG in that capacity;

   (10) "AGREEMENT" has the meaning assigned to it in the introduction to this Agreement;

   (11) "AMD HOLDING" has the meaning assigned to it in the introduction to this Agreement;

   (12) "AMD HOLDING RESEARCH AGREEMENT" means that certain AMD Holding Research, Design and Development Agreement entered into concurrently herewith between AMD Inc. and AMD Holding, as such agreement may be amended, supplemented or otherwise modified from time to time;

   (13) "AMD HOLDING WAFER PURCHASE AGREEMENT" has the meaning assigned to it in the Recitals to this Agreement;

   (14) "AMD INC." has the meaning assigned to it in the Recitals to this Agreement;

   (15) "AMD INC.'S AVERAGE CAPACITY UTILIZATION" has the meaning assigned to it in Section 3.12;

   (16) "AMD SAXONIA" has the meaning assigned to it in the introduction to this Agreement;

   (17) "AMD SAXONIA RESEARCH AGREEMENT" means that certain AMD Saxonia Research, Design and Development Agreement entered into concurrently herewith between AMD Holding and AMD Saxonia, as such agreement may be amended, supplemented or otherwise modified from time to time;

   (18) "AMD SAXONIA'S CAPACITY UTILIZATION" has the meaning assigned to it in
        Section 3.12;

   (19) "ANNUAL PRICING COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit I to this Agreement;

   (20) "ANTICIPATED CAPACITY" means,

        (i) with respect to the Fiscal Year 2000, a capacity level of 177,000 Wafers per annum; and

        (ii) with respect to the Fiscal Year 2001, a capacity level of 244,000 Wafers per annum;

        (iii) with respect to any Fiscal Year thereafter, a capacity level of 300,000 Wafers, which is the capacity level specified in the Management Plan;

        provided that in the event the Completion Date takes place other than on
        --------
        the first day of a Fiscal Year, the respective amount shall be reduced proportionately according to the actual number of days during such 4 Quarter Period.

        In the event that the capacity level at the Plant is changed in accordance with the Approved Project Budget as defined in the Sponsors' Support Agreement, the parties hereto shall meet and in good faith adjust the Anticipated Capacity, if necessary to reflect such change, which shall have effect from the date such change is made under the Sponsors' Support Agreement.

   (21) "APPLICABLE PERCENTAGE" has the meaning assigned to it in Section
        3.03(b);

   (22) "BANKS" means the banks from time to time party to the Loan Agreement;

   (23) "BANKS' AUDITOR" shall have the meaning assigned to it in the Loan Agreement;

   (24) "BUDGETED START-UP COSTS" means DM [*], which is the amount of aggregate Start-up Costs as determined in the Management Plan;

   (25) "BUSINESS DAY" means any day of the year on which banks are open for the purpose of conducting a commercial banking business in each of Frankfurt, Dresden, San Francisco, and London, and when used with reference to payment in any currency, on which dealings are carried out in the London Interbank Market with respect to such currency;

   (26) "CAPACITY" means, with respect to a Wafer Fabrication Plant and any 4 Quarter Period, and as determined in accordance with Section 1.02(c), the maximum number of Wafers of satisfactory commercial quality that can be manufactured at such Wafer Fabrication Plant during such 4 Quarter Period operating at its then maximum capacity in the ordinary course of business using installed machinery and equipment designated for the manufacture of such Wafers and normal work schedules, allowing for the normally experienced reliability of machinery, equipment, personnel and manufacturing processes at such plant;

   (27) "COMPARABLE PRODUCTS" means all Wafers manufactured at a Wafer Fabrication Plant, except for any such Wafers where the individual integrated circuits etched or otherwise imprinted thereon are demonstrated to the reasonable satisfaction of the Technical Advisor not to be Microsoft-compatible general purpose microprocessors; and all Wafers purchased by AMD Inc. or one of its Subsidiaries from third-party suppliers where such Wafers contain Microsoft-compatible general purpose microprocessors;

                      *CONFIDENTIAL INFORMATION OMITTED &
                     FILED SEPARATELY WITH THE SECURITIES
                            AND EXCHANGE COMMISSION

   (28) "COMPLETION DATE" means the date on which Completion (as defined in the Sponsors' Support Agreement) takes place;

   (29) "DESIGN CENTER" means the research, design and development facility, owned and operated by AMD Saxonia and associated with the Plant, to be used for the purpose of designing and developing a broad spectrum of state-of-the-art and other digital components such as micro-processors and circuits for the telecommunications and multi-media sectors, and improvements thereof;

   (30) "DISPUTE" has the meaning assigned to it in Section 7.10;

   (31) "DM" means the lawful currency from time to time of Germany;

   (32) "ECV" has the meaning assigned to it in Section 3.12;

   (33) "EFFECTIVE DATE" means the earlier of (i) December 28, 1998, which day is the first day of AMD Saxonia's first Fiscal Quarter of its Fiscal Year 1999, or (ii) the first day of AMD Saxonia's Fiscal Quarter which commences immediately following the first commercial shipment of Products;

   (34) "EVEN CAPACITY VOLUME" has the meaning assigned to it in Section 3.12;

   (35) "EXCESS START-UP COSTS" means the excess, if any, of Start-up Costs over Budgeted Start-up Costs;

   (36) "FASL" means Fujitsu AMD Semiconductor Limited, a joint venture organized under the laws of Japan between AMD Inc. and Fujitsu Limited;

   (37) "FISCAL QUARTER" means each quarterly fiscal accounting period of AMD Saxonia, ending on or about the last day of March, June, September or the last Sunday in December and corresponding with the fiscal accounting period of AMD Inc.;

   (38) "FISCAL YEAR" means each annual fiscal period of AMD Saxonia, ending on the last Sunday in December;

   (39) "FIXED COST COMPENSATION AMOUNT" has the meaning assigned to it in
        Section 3.06;

   (40) "FIXED COSTS" for any period means Total Costs less Variable Costs for that period;

   (41) "FORCE MAJEURE" means with respect to AMD Saxonia or AMD Holding, as the case may be, an event which is not within the reasonable control of the Person seeking to rely on the existence of Force Majeure, where the adverse effect of such event on such Person's compliance with its obligations under this Agreement is not preventable by such Person using all reasonable care and diligence. Such events may include, without limitation, the following: acts of war (whether declared or undeclared), invasion, armed conflict, acts of one or more enemy of the United States of America, Germany or any other country or jurisdiction; blockade or embargo, revolution, riot, bombs, insurrection or other civil disturbance, sabotage, terrorism or the threat of any of the foregoing, nuclear explosion, radioactive or chemical contamination or ionizing radiation, strikes, lockouts, industrial action or labor disputes, any effect of the natural elements including without limitation lightning, fire, earthquake, flood, strike and other unusual or extreme adverse weather or environmental conditions or actions of the elements, epidemic or plague, loss of or damage to the Plant and/or machinery, equipment or materials at, for or in transit to the Plant, acts of God and any events or circumstances analogous to any of the above;

   (42) "4Q ANTICIPATED CAPACITY" has the meaning assigned to it in Section
        3.06;

   (43) "4Q ANTICIPATED CAPACITY LIMIT" has the meaning assigned to it in
        Section 3.06;

   (44) "4QAV" has the meaning assigned to it in Section 3.06;

   (45) "4 QUARTER PERIOD" means (i) each Fiscal Year commencing after the Completion Date and (ii) in the event the Completion Date takes place on a day other than the last day of a Fiscal Year, the period from (and excluding) the Completion Date through (and including) the end of the Fiscal Year in which the Completion Date takes place; provided further
                                                              ----------------
        that no 4 Quarter Period shall extend beyond, and the final 4 Quarter Period shall end on, the Termination Date;

   (46) "GERMAN GAAP" means accounting principles and practices generally accepted in Germany, consistently applied throughout the periods involved;

   (47) "GERMANY" means the Federal Republic of Germany;

   (48) "GOVERNMENTAL AUTHORITY" means any German domestic or foreign government, court or governmental body, department, agency, commission, authority or instrumentality;

   (49) "IMPROVEMENTS" means any development, enhancement, improvements, upgrades, modifications and updates (including error corrections), translations and derivative works;

   (50) "INITIAL TERMINATION DATE" has the meaning assigned to it in Section 6.01(a);

   (51) "INTELLECTUAL PROPERTY" has the meaning assigned to it in Section 4.01;

   (52) "KNOW-HOW" means know-how, show-how, methods, techniques, procedures, formulations, formulae, assembly, installation, operating and quality control procedures and manuals, quality control standards, technical information, technical and product specifications, equipment requirements, writings, plans, drawings, designs, layouts, data, equipment descriptions, masks, mask works, systems, toolings, software, data, copyrightable material, trade secrets, inventions (whether patentable or not), improvements, developments, discoveries and any other information or intellectual property rights which may not lie within, may only partially lie within or may lie completely within the domain of public knowledge;

   (53) "LAW" means all present and future laws, regulations, ordinances, permits or other requirements having legal effect;

   (54) "LICENSE AGREEMENT" means the License Agreement among AMD Inc., AMD Holding and AMD Saxonia entered into concurrently herewith, as such License Agreement may be amended, supplemented or otherwise modified from time to time;

   (55) "LOAN AGREEMENT" means the Loan Agreement, dated 11 March, 1997 among AMD Saxonia, the Banks, the Agent, the Security Agent and the Paying Agent, as such Loan Agreement may be amended, supplemented or otherwise modified from time to time;

   (56) "LOAN AGREEMENT TERMINATION DATE" means the first day on which (i) all Obligations (under, and as defined in, the Loan Agreement) have been paid in full, and (ii) the Banks have no Commitments (under, and as defined in, the Loan Agreement);

   (57) "MANAGEMENT PLAN" means that certain Management Plan of AMD Saxonia dated February 1997;

   (58) "MANAGEMENT SERVICE AGREEMENT" means, together, that certain Management Service Agreement dated as of January 1, 1996 and that certain letter agreement dated April 9, 1996 between AMD Inc. and AMD Saxonia, as amended and restated among AMD Inc., AMD Holding and AMD Saxonia as of the date hereof (a copy of which amendment and restatement is attached hereto as Exhibit VII), and as such amended and restated agreement may be further amended, supplemented or otherwise modified from time to time;

   (59) "NEW YORK CONVENTION" has the meaning assigned to it in Section 7.10;

   (60) "PARI PASSU COMPENSATION AMOUNT" has the meaning assigned to it in
        Section 3.12;

   (61) "PARI PASSU COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit II to this Agreement;

   (62) "PAYING AGENT" means Dresdner Bank Luxembourg S.A., as paying agent under the Loan Agreement, including any successor to Dresdner Bank Luxembourg in that capacity;

   (63) "PERIOD" means any Fiscal Quarter of AMD Saxonia commencing on or after the Effective Date, including without limitation any Post Completion Period; provided that the Period in which the Completion Date takes place shall end on the Completion Date, and the next Period shall commence on the day after the Completion Date and end on the last day of the Fiscal Quarter in which the Completion Date takes place; provided further that no Period shall extend beyond, and the final Period shall end on, the Termination Date;

   (64) "PERSON" means an individual, partnership, joint venture, trustee, trust, corporation, unincorporated association or other entity, or a government, state or agency or political subdivision thereof;

   (65) "PLANT" means the advanced production facility to be constructed, owned and operated by AMD Saxonia in or near Dresden, Germany to manufacture Wafers using high-volume semiconductor wafer fabrication processes;

   (66) "POST COMPLETION PERIOD" means each successive Period commencing after the Completion Date, and the first Post Completion Period shall accordingly begin the day following the Completion Date;

   (67) "PRICE ADJUSTMENT AMOUNT" has the meaning assigned to it in Section 3.03(a);

   (68) "PRODUCT" means a Wafer containing identical individual integrated circuits meeting Specifications which have been supplied by or on behalf of AMD Holding to AMD Saxonia in accordance with Sections 2.01 and 4.01(a);

   (69) "PRODUCTION PROBLEMS" means any circumstances other than those resulting from Force Majeure pertaining to AMD Saxonia which prevent or delay the manufacture or shipment of a Product by AMD Saxonia, including any temporary or permanent inability to apply or continue to apply Intellectual Property in the manufacture of such Product;

   (70) "QUALIFIED PERSONNEL" has the meaning assigned to it in Section 4.02;

   (71) "QUARTERLY PRICING COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit III to this Agreement;

   (72) "REQUIREMENTS FORECAST" has the meaning assigned to it in Section
        3.02(a);

   (73) "SECURITY AGENT" means Dresdner Bank AG, as security agent under the Loan Agreement, including any successor to Dresdner Bank AG in such capacity;

   (74) "SHIPPED" means, with respect to any Products and any Period or 4 Quarter Period (as the case may be), Products delivered by AMD Saxonia F.O.B. Dresden, Germany pursuant to Section 3.09 during that Period or 4 Quarter Period in each case pursuant to one or more purchase orders placed by AMD Holding and accepted by AMD Saxonia in accordance with this Agreement;

   (75) "SPECIFICATIONS" means, with respect to a Product, the tooling, masks, mask-works, specifications, blueprints, drawings, assembly instructions and other instructions required for the manufacture of that Product;

   (76) "SPONSORS' SUPPORT AGREEMENT" means the Sponsors' Support Agreement entered into concurrently herewith among AMD Inc., AMD Holding, the Agent, and the Security Agent, as such agreement may be amended, supplemented or otherwise modified from time to time;

   (77) "START-UP COST ADJUSTMENT CERTIFICATION" means certification in the form of a certificate substantially in the form of Exhibit IV to this Agreement;

   (78) "START-UP COSTS" means the aggregate amount of Total Costs incurred by AMD Saxonia prior to the Effective Date;

   (79) "START-UP COST SAVINGS" means the excess, if any, of Budgeted Start-up Costs over Start-up Costs;

   (80) "SUBORDINATED SHAREHOLDER LOAN" means a loan made pursuant to and in accordance with the terms of the Sponsors' Loan Agreement (as defined in the Sponsors' Support Agreement);

   (81) "SUBSIDIARY" means, with respect to any Person, any other Person of which more than 50% of the total voting power of shares of stock or other ownership interest entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof;

   (82) "SURCHARGE" has the meaning assigned to it in Section 3.07;

   (83) "TECHNICAL ADVISOR" has the meaning assigned to it in the Sponsors' Support Agreement;

   (84) "TECHNICAL DOCUMENTATION" for any Know-how means manuals and other documentation in which such Know-how is recorded and all specifications, programs, software, formulae, drawings, sketches, plans, blueprints, design materials, manuals and other technical or organizational documentation for such Know-how;

   (85) "TERMINATION DATE" has the meaning assigned to it in Section 6.01;

   (86) "TOTAL COSTS" means, for any period, all costs incurred, paid or accrued by AMD Saxonia and included for that period in the "Results from ordinary activities" (Ergebnis der gewohnlichen Geschaftstatigkeit) in
                              --------------------------------------------
        accordance with German GAAP (i.e., (S) 275 of the German Commercial Code (Handelsgesetzbuch), an English translation of which is attached as
         -----------------
        Exhibit V to this Agreement) plus extraordinary expenses plus all taxes other than corporation tax (Korperschaftsteuer), solidarity levy
                                    ------------------
        (Solidaritatszuschlag) and value added tax (Umsatzsteuer), all as shown
         --------------------                       ------------
        in the statutory income statement of AMD Saxonia; provided that
                                                          --------

        (a) German GAAP, solely for purposes of this definition, shall be applied according to the accounting options specified under items
             (i) through (x) of this definition below regardless of whether German GAAP is so applied in the statutory income statement of AMD Saxonia;

        (b) Total Costs shall be reduced by any revenue or income (other than revenue under this Agreement and the AMD Saxonia Research Agreement) accrued or received by AMD Saxonia, which revenue or income shall include any interest accrued or received by AMD Saxonia including income earned on deposits and investments, as well as net payments received in respect of hedging transactions;

        (c) Total Costs shall not include any AMD Saxonia costs reimbursed by AMD Inc. pursuant to Article II of the AMD Saxonia Research Agreement;

        (d) Total Costs shall include all interest expense paid or accrued by AMD Saxonia, including without limitation all interest expense relating to loans to AMD Saxonia from third parties and from Affiliates of AMD Saxonia.

        (e) Without limiting the generality of clause (d) of this definition, interest expenses shall include interest at the rate of 7% per annum (calculated on the basis of actual days and months and compounded monthly) on each Class A Sponsors' Loan (as defined in the Sponsors' Support Agreement) from the date made, irrespective of whether such Class A Sponsors' Loan is made as a loan or as an equity contribution, whether such Class A Sponsors' Loan bears interest at such rate, whether such interest has been paid, waived or capitalized or whether the obligation to pay such interest has been deferred;

        (f) Total Costs shall be reduced by the amount of any grants, allowances, interest subsidies, and expense reimbursements received by AMD Saxonia from the Republic of Germany, the Sachsiche Aufbaubank, the Free State of Saxony, the City of Dresden, or from any other Governmental Authority, and such reduction shall be made in the manner specified in (iv) or (v) below (as applicable);

        (g) Total Costs in a Period in which amounts are paid by AMD Holding to AMD Saxonia pursuant to Section 3.07 below shall be reduced by such amount; provided that such Total Costs shall not be reduced
                           --------
              by the amount of the Surcharge;

        (h) Total Costs for any Period after the Effective Date shall be increased by the amount of the Total Costs in the immediately preceding Period (if any) if no Products were shipped during such preceding Period (and the parties hereto acknowledge that the amount by which the Total Costs shall be increased pursuant to this clause (h) therefore corresponds to the aggregate Total Costs for all immediately preceding consecutive Periods in which no Products were Shipped, in each case without giving effect to this clause (h));

        (i) For the avoidance of doubt, Total Costs for each Period shall neither be (a) decreased for that Period by the amount by which the inventory at the end of that Period exceeds the amount of the inventory at the end of the immediately preceding Period, nor (b) increased for that Period by the amount by which the inventory at the end of that Period is less than the amount of the inventory at the end of the immediately preceding Period.

        With reference to clause (a) of this definition above,

        (i)   Start-up Costs will not be capitalized;

        (ii) depreciation of fixed assets will be applied on a straight-line basis on the assumption of useful lives of 25 years for buildings (shell), ten years for other non-movables (i.e., installations
                                                         ---
              (Betriebsvorrichtungen) including, without limitation, the "clean
               ---------------------
              room") and five years for movables (machinery, tools and other equipment);

        (iii) exceptional depreciation in order to state fixed assets at a lower value, and reversals of such depreciation in the case that the reasons for an exceptional depreciation no longer exist, will be included;

        (iv)  revenues from investment grants (Investitionszuschusse) and
                                               ---------------------
              allowances (Investitionszulagen) will be allocated chronologically
                          -------------------
              to the investments in buildings, machinery, tools and other equipment to which they relate for the AMD Saxonia fiscal years 1996 to 2000. They will be amortized parallel to the depreciation of the corresponding fixed assets and so will reduce these depreciation costs. Without limiting the generality of clause (a) of this definition, such amortization shall occur regardless of whether AMD Saxonia elects to treat some or all of such grants and allowances as income in the year received for purposes of AMD Saxonia's statutory financial statements;

        (v) all grants, allowances, interest subsidies, or expense reimbursements described in clause (f) of this definition but which are not investment grants (Investitionszuschusse) or
                                                ---------------------
               allowances (Investitionszulagen) will reduce Total Costs in the
                           -------------------
               Period received by the full amount received in that Period;

        (vi) write-downs on current assets due to obsoleteness or solvency reasons will be included;

        (vii) inventory will be valued at the lower valuation limit according to German Income Tax Regulation (R 33 Einkommensteuerrichtlinien)
                                                     --------------------------
               in effect on the date of this Agreement;

        (viii) if there is a fiscal unit (Organschaft) implemented for trade tax
                                          -----------
               purposes, the portion of trade taxes (Gewerbeertragsteuer) paid
                                                     -------------------
               by AMD Holding and attributable to the trading profit and capital of AMD Saxonia will be included;

        (ix)   deferred taxes (latente Steuern specified in (S) 274 of the
                               ---------------
               German Commercial Code (Handelsgesetzbuch)) will not be included;
                                       -----------------
               and

        (x) accruals for repairs and maintenance expenses, necessary demolition and/or dismantlement, environmental obligations and other future expenses (so-called Aufwandsruckstellungen, (S) 249
                                                ----------------------
               Section 2 of the German Commercial Code (Handelsgesetzbuch)) will
                                                        -----------------
               be included to the extent they are made in the statutory financial statements of AMD Saxonia;

   (87) "UNEVEN CAPACITY ALLOCATION" has the meaning assigned to it in Section 3.12;

   (88) "VARIABLE COSTS" for any period means the cost of raw materials, consumables and supplies used for or in connection with the manufacture of Products during that period;

   (89) "WAFER" means a silicon wafer onto which many identical individual integrated circuits have been etched or otherwise imprinted; and

   (90) "WAFER FABRICATION PLANT" means (a) the Plant, (b) for so long as such plant is owned or controlled (including under lease) by AMD Inc. or one or more of its Subsidiaries, AMD Inc.'s plant located in Austin, Texas and known as "Fab 25", and (c) any other high volume semiconductor wafer fabrication plant constructed or otherwise acquired by AMD Inc. and/or one or more of its Subsidiaries after the date hereof which produces Wafers containing Microsoft-compatible general purpose microprocessors.

        SECTION 1.02.  CONSTRUCTION OF CERTAIN TERMS.
                       -----------------------------

        (a) Unless otherwise specifically provided, (i) references to the singular shall include the plural and vice versa, and references by way of
                                      ----------
masculine pronoun or adjective shall include references by way of the feminine;
(ii) references to Articles, Sections and Subsections shall be to Articles, Sections and Subsections of this Agreement; (iii) accounting terms are to be construed in accordance with German GAAP; (iv) all references to money, costs and payments in this Agreement are to money, costs and payments in DM; and (v) references to days in this Agreement shall be to calendar days.

        (b) The index to and headings in this Agreement are inserted for convenience only and are to be ignored in construing this Agreement.

        (c) For purposes of this Agreement, "Capacity" shall be determined in good faith by AMD Saxonia (in the case of the Plant) or AMD Holding (in the case of each other Wafer Fabrication Plant); provided that the Agent, through its
                                        --------
Technical Advisor, may, at any time prior to the Loan Agreement Termination Date, review any such determination, and in the event the Agent and AMD Holding or AMD Saxonia (as the case may be) do not agree as to such Capacity, Section
7.10 (k) shall apply.


                                  ARTICLE II

                            MANUFACTURE OF PRODUCTS
                            -----------------------

        SECTION 2.01. MANUFACTURE BY AMD SAXONIA OF PRODUCTS FOR SALE TO AMD
                      ------------------------------------------------------
HOLDING.
-------

        (a) On the terms and subject to the conditions of this Agreement, AMD Saxonia hereby agrees to manufacture and sell Products to AMD Holding; provided that prior to the Completion Date AMD Saxonia (i) shall be required only to use its reasonable efforts to manufacture and sell such Products in accordance with the requirements of this sentence, and (ii) shall not be required to take any steps hereunder to manufacture and sell such Products to the extent such steps at such time could reasonably be expected to delay Completion (as defined in the Loan Agreement) of the Plant. AMD Saxonia further agrees that, during the term of this Agreement, unless AMD Inc., AMD Holding and, prior to the Loan Agreement Termination Date, the Agent, otherwise consent thereto, it shall not, directly or indirectly, (i) market, distribute or sell any Products or any other goods or services to any

Person other than AMD Holding, AMD Inc. or one or more of AMD Inc.'s other Subsidiaries under any circumstances, or (ii) engage in any activities other than (v) construction of the Plant and the Design Center, (w) provision of the services contemplated by the AMD Saxonia Research Agreement, (x) manufacture and sale of Products to be Shipped pursuant to this Agreement and (y) activities reasonably incidental to any of the foregoing.

        (b) On the terms and subject to the conditions of this Agreement, AMD Holding hereby agrees to purchase from AMD Saxonia and pay for the Products Shipped to it pursuant to the terms of this Agreement.

        (c) AMD Holding shall from time to time provide, or shall arrange for AMD Inc. to provide, to AMD Saxonia technical assistance as required in Article IV, including disclosure to AMD Saxonia of such of the Know-how and Specifications of AMD Inc. and its Subsidiaries, or which AMD Inc. or its Subsidiaries have the right to use, as is necessary or, in the reasonable opinion of AMD Saxonia, desirable, to enable AMD Saxonia to manufacture Products on a timely basis, in accordance with the Specifications for the relevant Product, as required by AMD Inc. under the AMD Holding Wafer Purchase Agreement. Any disclosure of Know-how and Specifications (including without limitation by way of technical assistance pursuant to Article IV) to AMD Saxonia by or on behalf of AMD Holding (including without limitation any such disclosure arranged by AMD Holding as contemplated hereby) shall be subject to the License Agreement.

        (d) AMD Saxonia shall, as soon as is reasonably practicable (i) after the disclosure to it of the Know-how and Specifications for a Product as contemplated in Subsection 2.01(c) and Article IV, and (ii) without at any time prior to the Completion Date being required to take any steps hereunder to manufacture and sell such Products to the extent such steps at such time could reasonably be expected to delay Completion (as defined in the Loan Agreement) of the Plant, submit to AMD Holding (or as directed by AMD Holding) for approval pre-production samples of the Product. AMD Holding shall communicate its approval or disapproval of any such samples no later than two weeks after such samples are submitted to AMD Holding for such approval (and shall be deemed to have approved such samples under this Section 2.01(d) for all purposes of this Agreement if it has not communicated any such disapproval within such two week period). AMD Saxonia shall not commence manufacture of such Product until AMD Holding has approved or is deemed to have approved the samples. Approval shall not be unreasonably withheld or delayed by AMD Holding (each of the parties hereto agrees that, for this purpose, disapproval by AMD Holding because of any reasonable disapproval by AMD Inc. of such samples pursuant to the AMD Holding Wafer Purchase Agreement, shall not be deemed unreasonable) and, once given, shall constitute irrevocable confirmation that the Products manufactured in conformity with the samples (or differing only within normal silicon computer chip industry limits) will comply with the Specifications and will meet the requirements of quality specified in Section 2.03, except in respect of defects in such samples or future production which are not capable of being revealed on reasonable inspection by AMD Holding.

        (e) Each of AMD Holding and AMD Saxonia shall nominate one or more senior managers or representatives (which representatives, in the case of AMD Holding, may include or be senior managers of AMD Inc.) who shall be responsible for liaising in connection with the manufacture and development of the Products.

        SECTION 2.02.  COMPLIANCE WITH LAWS AND REQUIRED PERMITS.  AMD Saxonia
                       -----------------------------------------
shall, at its cost and expense, use commercially reasonable efforts to (i) comply with all applicable Laws relating to the manufacture and sale of the Products, and (ii) obtain all requisite consents, authorizations, permits and approvals for the manufacturing and sale to AMD Holding and the sale by AMD Holding to AMD Inc. of the Products from each Governmental Authority having jurisdiction over the manufacture and sale of the Products by AMD Saxonia and AMD Holding; provided, however, that AMD Saxonia shall not be responsible for obtaining any consents, authorizations, permits or approvals in connection with the import of Products into any territory outside Germany.

        SECTION 2.03.  QUALITY OF PRODUCTS; INSPECTION AND REJECTION;
                       ----------------------------------------------
REPLACEMENT PRODUCTS.  Without prejudice to AMD Holding's obligation to make
--------------------
payment for Products Shipped pursuant to Section 3.10:

        (a) AMD Saxonia shall use all reasonable efforts to ensure that each Product Shipped meets the Specifications for that Product. In order to assist AMD Saxonia in such efforts and for the purpose of assuring to AMD Holding the quality of the Products required under this Agreement, AMD Saxonia shall permit the duly authorized representatives of AMD Holding and/or AMD Inc., at any time during normal working hours and on reasonable notice, to inspect any premises of AMD Saxonia, and shall use all reasonable efforts to permit such representatives, at such time and on such notice, to inspect any premises of any third party where any of the Products, or any labeling or packaging for them, are manufactured or stored by or for AMD Saxonia.

        (b) AMD Holding shall promptly notify AMD Saxonia in writing should the quality of the Products Shipped vary materially from the typical quality of the four previous shipments or, in the case of the first four shipments, from the quality of the previous shipments. In such event, AMD Saxonia shall use its reasonable commercial efforts to restore the quality of the Products delivered hereunder to again meet such typical quality as soon as reasonably possible.


                                  ARTICLE III

                    PURCHASE PRICE AND DELIVERY OF PRODUCTS
                    ---------------------------------------

        SECTION 3.01. DESCRIPTIVE OVERVIEW OF PRODUCT PRICING. Without
                      ---------------------------------------
derogating from Sections 3.02 through 3.12 hereunder:

        It is the intention of the parties hereto that from and after the Effective Date AMD Holding shall purchase Products which it orders from AMD Saxonia and are Shipped by AMD Saxonia in accordance with the requirements of this Agreement. The purchase price for the Products will be set at a price per Wafer equal to the Adjusted Selling Price Per Wafer, which will be determined on a "cost-plus" basis for any Period. Before the beginning of each Period, AMD Saxonia will prepare a budget for that Period pursuant to Section 3.02 setting out all relevant estimated costs for that Period, and shall determine the Actual Selling Price Per Wafer based on such budgets and on the quarterly Requirements Forecast to be provided by AMD Holding.

        For all Products Shipped during any Period, AMD Holding shall make payments to AMD Saxonia based on the Actual Selling Price Per Wafer. In the event no shipments of Products are made during any Period following the Effective Date (regardless of whether before or after the Completion Date), other than where no shipments are made as a result of Force Majeure in any Post Completion Period, AMD Holding shall at the end of such Period make advance payments to AMD Saxonia, against Products to be Shipped during the following Period, in an amount corresponding to the Applicable Percentage (as defined in Section 3.03(b)) of AMD Saxonia's Total Costs incurred in that Period. Such advance payments shall be included as Total Costs in the next Period in which Products are shipped.

        Within 25 days after the end of each Period (other than one in which no Products are Shipped), AMD Saxonia shall determine the Adjusted Selling Price Per Wafer for such Period on the basis of its Total Costs actually incurred during that Period and the Applicable Percentage in accordance with Section
3.03. In the event the Actual Selling Price Per Wafer and the Adjusted Selling Price Per Wafer differ for such Period, the aggregate price difference shall be paid within 30 days after the end of such Period by AMD Saxonia to AMD Holding, or by AMD Holding to AMD Saxonia, as the case may be, pursuant to Section 3.03(a). The parties acknowledge that this pricing mechanism may have the result of dictating a high price per Wafer for any Period in which only relatively few Wafers are Shipped and that after the Effective Date it will result in a full cost reimbursement during each year (except for the first four Periods after the Effective Date during which the Applicable Percentage is 75%). Furthermore, the amount of Fixed Costs compensated will be adjusted retroactively pursuant to
Section 3.06, where the Actual Volumes over any 4 Quarter Period after Completion are lower than 75% or exceed 100% of Anticipated Capacity for that year, to reduce or increase such reimbursement, respectively.

        In the event Start-up Cost Savings are realized or Excess Start-up Costs are incurred prior to the Effective Date, these will be compensated in eight equal quarterly payments after the Effective Date pursuant to Section 3.04.

        SECTION 3.02.  DETERMINATION OF THE ACTUAL SELLING PRICE PER WAFER
                       ---------------------------------------------------
PRIOR TO BEGINNING OF EACH PERIOD BASED ON FORECASTS.
----------------------------------------------------

        (a)  Not later than ten (10) days before the commencement of each
Period:

             (i) AMD Saxonia shall prepare and deliver to AMD Holding (with a copy to the Agent) a written estimate reasonably acceptable to AMD Holding showing in reasonable detail AMD Saxonia's good faith and reasonable estimate of the Products and Capacity of the Plant for each such Product for the succeeding Period; and

             (ii) AMD Holding shall prepare and deliver to AMD Saxonia (with a copy to the Agent) a written forecast, showing in reasonable detail AMD Holding's good faith and reasonable estimate of the volume (the "REQUIREMENTS FORECAST") of each Product that AMD Holding anticipates ordering from AMD Saxonia in accordance with the terms of this Agreement for delivery during the course of the Period, provided that
                                                                 --------
         the Requirements Forecast shall be not less than 1 for any Period commencing on or after the Completion Date.

        (b) Not later than seven (7) days before the commencement of each Period, AMD Saxonia shall prepare and deliver to AMD Holding (with a copy to the Agent) a written forecast reasonably acceptable to AMD Holding, showing AMD Saxonia's good faith and reasonable estimate of the Adjusted Selling Price Per Wafer for the Period (such estimate being the "ACTUAL SELLING PRICE PER WAFER"). Such estimate shall include a detailed itemization of the costs and volumes making up such Actual Selling Price Per Wafer. The Actual Selling Price Per Wafer shall be calculated based on the Requirements Forecast and the estimated Total Cost for such Period using the formula set out in the definition of "Adjusted Selling Price Per Wafer" in Section 3.03(b).

        (c) Each of AMD Holding and AMD Saxonia agrees to consult with each other in the preparation of such forecasts and estimates, and to cooperate with one another in complying with their respective obligations under Sections 3.02(a) and (b) on a timely basis.

        (d) The Actual Selling Price Per Wafer, as determined for any Period pursuant to this Section 3.02, shall apply to all Products Shipped by AMD Saxonia during the Period.

        (e) Each forecast and estimate referred to in Section 3.02(a) and (b) shall be in the applicable form attached as Exhibit VI hereto.

        (f) In the event the Bank's Auditor ("Wirtschaftsprufer der Banken") as defined in the Loan Agreement determines a different Actual Selling Price Per Wafer for any Period in accordance with Section 17.1 of the Loan Agreement, the parties agree that such price as determined by the Bank's Auditor shall be deemed to be the Actual Selling Price Per Wafer for that Period from and after the date three Business Days after the Bank's Auditor notifies them of such determination, notwithstanding the initial determination thereof by AMD Saxonia under Section 3.02(b) and regardless of whether invoices containing the original Actual Selling Price Per Wafer may have already been issued for Products Shipped during such Period. Provided that all payments required under this Section 3.02(f) have been made in full, the Adjusted Selling Price Per Wafer and Price Adjustment Amount for that Period shall be calculated using the Actual Selling Price Per Wafer as so determined by the Bank's Auditor. In the event that during such Period any Products have already been Shipped and AMD Holding has already paid the Actual Selling Price Per Wafer for such Products (as calculated by AMD Saxonia), AMD Holding shall promptly (but in no event later than 10 Business
Days) pay to AMD Saxonia in cash the difference in the aggregate purchase price for such Products resulting from the change in the Actual Selling Price Per Wafer.

        SECTION 3.03. PAYMENT TO REFLECT CERTAIN VARIATIONS BETWEEN ESTIMATED
                      -------------------------------------------------------
AND ACTUAL FIGURES IN THE PRIOR PERIOD; DEFINITION OF ADJUSTED SELLING PRICE PER
--------------------------------------------------------------------------------
WAFER.
-----

        (a) Promptly, but in any event not later than 25 days after the end of each Period, the Adjusted Selling Price Per Wafer for that Period shall be calculated in accordance with the formula contained in Section 3.03(b) by AMD Saxonia and certified by AMD Saxonia to AMD Holding (with a copy to the Agent). Such calculation shall be based on the Total Costs actually incurred during such Period and the Actual Volume for such Period and shall be accompanied by a detailed itemization of the Total Costs and Actual Volume reflected therein. In the event the Adjusted Selling Price Per Wafer for that Period is not equal to the Actual Selling Price Per Wafer for that Period, then the "PRICE ADJUSTMENT AMOUNT" shall be calculated for that Period in accordance with the following formula:

        Price
        Adjustment
        Amount          = (AdjustedSPPW  x  AV)    -   (ActualSPPW  x  AV)

        where:

        "ACTUALSPPW"        means the Actual Selling Price Per Wafer for that
                            Period;

        "AV"                means the Actual Volume for that Period; and

        "ADJUSTEDSPPW"      means the Adjusted Selling Price Per Wafer for that
                            Period.

             (i) to the extent the Price Adjustment Amount for that Period is a positive number, the Price Adjustment Amount shall be paid by AMD Holding to AMD Saxonia within 30 days after the end of that Period; and

             (ii) to the extent the Price Adjustment Amount for that Period is a negative number, the Price Adjustment Amount shall be credited by AMD Saxonia against amounts owed or to be owed by AMD Holding under this Agreement.

        (b) For any Period the "ADJUSTED SELLING PRICE PER WAFER" shall be calculated in accordance with the following formula:

        Adjusted
        Selling Price                  Applicable
        Per Wafer       =       TC  x  Percentage
                                _________________
                                        AV

where (whether for the purpose of calculating the Adjusted Selling Price Per Wafer or estimating the Adjusted Selling Price Per Wafer pursuant to Section 3.02(b):

        "APPLICABLE
        PERCENTAGE"  shall be (i) 75% in the case of the first four Periods,
                     (ii) 105% in the case of the next four Periods and (iii) 110% in the case of each subsequent Period;

        "AV"         means the Actual Volume for that Period;

        "TC" is AMD Saxonia's Total Costs for or in respect of that Period.


        SECTION 3.04. PAYMENT IN FIRST EIGHT PERIODS TO REFLECT CERTAIN EXCESS
                      --------------------------------------------------------
COSTS OR COSTS SAVINGS.
----------------------

        (a) In the first eight Periods only, one-eighth the amount of any (i) Excess Start-up Costs shall be paid by AMD Holding to AMD Saxonia no later than 30 days after the end of each such Period, and (ii) Start-up Cost Savings shall be credited by AMD Saxonia against amounts owed or to be owed by AMD Holding under this Agreement.

        (b) The amount of Excess Start-up Costs and Start-up Cost Savings shall be determined in any event not later than 60 days after the Effective Date. In the event Start-up Costs have not been conclusively determined prior to the date 30 days after the end of the first Period, such Start-up Costs shall be estimated for purposes of the payment contemplated for that first Period under
Section 3.04(a), and the payment required under Section 3.04(a) for the next Period shall be increased or decreased by the shortfall or excess, respectively, in the amount of the payment for that first Period from the amount it would have been if it had been made based on actual instead of estimated Start-up Costs.

        SECTION 3.05. ADVANCE PAYMENT ADJUSTMENT TO REIMBURSE TOTAL COSTS IN
                      ------------------------------------------------------
CERTAIN PERIODS DURING WHICH NO WAFERS ARE SHIPPED. For any Period after the
--------------------------------------------------
Effective Date during which no Products are Shipped, promptly after the end but in any event not later than 30 days after such Period, AMD Holding shall make an advance payment in the amount of AMD Saxonia's Total Costs (without giving effect to clause (h) of the definition thereof) during that Period multiplied by the Applicable Percentage for that Period (the "ADVANCE PAYMENT ADJUSTMENT AMOUNT") against the first Wafers Shipped in the succeeding Period in which Wafers are Shipped; provided that (without prejudice to the inclusion of the
                    --------
relevant costs in the Total Costs for a subsequent Post Completion Period) no such Advance Payment Adjustment Amount shall be paid with respect to a Post Completion Period in which no Wafers are Shipped as a result of Force Majeure.

        SECTION 3.06. FIXED COST COMPENSATION ADJUSTMENT TO ACHIEVE PARTIAL
                      -----------------------------------------------------
FIXED COST COMPENSATION IN POST COMPLETION PERIODS. AMD Holding and AMD Saxonia
--------------------------------------------------
agree that, to the extent the Actual Volume for any 4 Quarter Period is less than 75% or greater than 100% of the Anticipated Capacity for such 4 Quarter Period, and (i) the Fixed Cost Compensation Amount (as defined below) for such 4 Quarter Period is a positive number, then AMD Saxonia shall credit AMD Holding for such amount (against amounts owed or to be owed by AMD Holding under this Agreement), and (ii) such Fixed Cost Compensation Amount is a negative number, AMD Holding shall pay to AMD Saxonia such amount, in either case within 60 days after the end of such 4 Quarter Period. For this purpose, the Fixed Cost Compensation Amount shall be calculated in accordance with the following formula:

        Fixed Cost
        Compensation    =    Adj.4QFC   -    Adj.4QFC   x   4QAV
        Amount                               ___________________
                                             4Q Anticipated Capacity Limit


        where:

        "ADJ.4QFC"  means the sum of the amount, calculated for each Period or part thereof comprising such 4 Quarter Period, represented by the Fixed Costs for such Period or part thereof, as applicable, multiplied by the Applicable Percentage under
                    Section 3.03(b) for such Period or part thereof.

        "4QAV" means the aggregate amount of Actual Volume during such 4 Quarter Period.

        "4Q ANTIC-
        IPATED
        CAPACITY
        LIMIT" means (i) 75% of 4Q Anticipated Capacity in all cases where the 4QAV is less than 75% of 4Q Anticipated Capacity and
                    (ii) 100% of 4Q Anticipated Capacity in all cases where the 4QAV exceeds 100% of 4Q Anticipated Capacity.

        "4Q ANTIC-
        IPATED
        CAPACITY"   means the aggregate amount of Anticipated Capacity during
                    such 4 Quarter Period.

        SECTION 3.07.  ANNUAL COMPENSATION FOR CERTAIN ADMINISTRATIVE COSTS.
                       ----------------------------------------------------
AMD Holding shall compensate AMD Saxonia for any administrative costs, including without limitation bookkeeping, legal and accounting costs, incurred by AMD Saxonia from time to time for the direct benefit of AMD Holding, as follows.
The parties agree that the amount payable by AMD Holding to AMD Saxonia under this Section 3.07 shall be DM 50,000 per annum for each Fiscal Year (and pro-rated for any portion of a Fiscal Year) from the date hereof until the Effective Date, payable no later than 30 days after the end of each Fiscal Year. In addition, AMD Holding shall compensate AMD Saxonia for any such costs, determined in accordance with German GAAP, incurred by AMD Saxonia on or after the Effective Date, plus a surcharge thereon of 7.5% (the "SURCHARGE"), no later than 30 days after the end of each Fiscal Year.

        SECTION 3.08.  ORDERING PROCEDURE.
                       ------------------

        (a) AMD Holding shall place written orders for Products from AMD Saxonia, to be Shipped during a Fiscal Quarter, at least 7 days prior to the beginning of such Fiscal Quarter and shall specify the volume of Products ordered, the Actual Selling Price Per Wafer, the desired destination, a reasonable requested shipment date and any other relevant shipping terms for the Products covered by each such order. All orders shall be subject to acceptance by AMD Saxonia. AMD Saxonia shall use its best efforts to advise AMD Holding in advance of any inability to make full and timely delivery of any Products ordered by AMD Holding. AMD Holding shall take delivery of, and be solely responsible for the disposition of, any Product with respect to any order which it has placed with AMD Saxonia.


        (b) AMD Holding may change the destination of any order prior to the Product shipment date. AMD Saxonia shall use its best efforts to ship each order of Products on the shipment date requested and to the destination specified by AMD Holding, unless AMD Holding gives notice to AMD Saxonia of a different destination for such order in accordance with this Section 3.08, in which event AMD Saxonia shall use its best efforts to ship such order of Products to the revised destination, if any.

        SECTION 3.09. SHIPPING TERMS. AMD Saxonia shall deliver the Products
                      --------------
purchased hereunder F.O.B. Dresden, Germany. AMD Holding will arrange and be responsible for and pay all freight, trucking, insurance and other charges incurred in connection with the shipment of the Products from Dresden, Germany, to such place or places of delivery as specified by AMD Holding pursuant to
Section 3.08.

        SECTION 3.10.  PAYMENTS; SET OFF.
                       -----------------
        (a) AMD Holding shall pay to AMD Saxonia the Actual Selling Price Per Wafer for all Products Shipped by AMD Saxonia and, to the extent paid by AMD Saxonia, the costs and expenses for freight and insurances, unconditionally within 30 days after receipt of invoices denominated in DM from AMD Saxonia in accordance with this Section 3.10. AMD Saxonia shall be entitled to issue invoices to AMD Holding as soon as the relevant Products are Shipped. Payment for all other amounts due hereunder from either party (including any adjustment amount) shall be unconditionally due on or before the date specified in this Agreement for such amount.

        (b) All amounts under this Agreement not paid when due from AMD Holding shall bear interest at the rate of 7.0% per annum from the date due until paid, calculated on the basis of actual days and months elapsed. Such interest shall be due and payable at the end of each calendar month. In no event shall the interest charged exceed the maximum amount permitted under law.

        (c) The obligations of AMD Holding under this Agreement are intended by the parties to be absolute and unconditional under any and all circumstances except to the extent expressly stated in this Agreement, and are intended to be independent of the rights and obligations of AMD Saxonia and AMD Holding or of any of their Affiliates or of any third party under this Agreement or any other agreement or arrangement in each case except as expressly stated in this Agreement.

        (d) The parties hereto hereby expressly acknowledge, agree, and understand that the payment by AMD Holding of all amounts payable by it hereunder as required by this Agreement shall in no way be prevented, delayed, or otherwise affected as a result of any dispute between the parties (or between any of the parties and their Affiliates) or by any breach of this Agreement or any other agreement entered into in connection herewith and/or any adverse change in the financial or economic condition of AMD Saxonia or any Affiliate thereof, including without limitation AMD Saxonia's or any such Affiliate's liquidation or bankruptcy, or any kind of insolvency proceeding in respect thereof.

        (e) Except as otherwise expressly provided herein, no obligations of AMD Holding under this Agreement shall be subject to any counterclaim, set-off, deduction, withholding, or defense based upon (and without prejudice to) any claim that AMD Holding may have against AMD Saxonia, any of its Affiliates, or any other Person, or released, discharged, or in any way affected for any reason or through any circumstances whatsoever (other than as required by any mandatory non-waivable requirements of law) including, without limitation, (i) any breach of any representation or warranty on the part of AMD Saxonia under or in connection with this Agreement or any other agreement entered into in connection herewith or any failure of AMD Saxonia to perform any of its agreements, covenants, or other obligations hereunder or thereunder, or (ii) any other circumstance which might constitute a legal or equitable discharge or defense of AMD Holding; provided that, as between AMD Holding and AMD Saxonia (and without prejudice to any rights of subrogation that may arise), payment or performance by AMD Inc. or any other Person of any obligation of AMD Holding hereunder shall constitute payment or performance (as applicable) of such obligation hereunder.

        (f) Any amounts that are due from AMD Saxonia to AMD Holding hereunder shall be payable only in the form of credit against amounts owed or to be owed by AMD Holding to AMD Saxonia under this Agreement, except to the extent expressly provided in Section 4.04. Any amount that is due from AMD Holding to AMD Saxonia hereunder may be set-off against any payment then due (whether as a credit or otherwise) under Sections 3.03, 3.04, 3.06, 3.10, 3.12 or 6.02,
Article IV or the Management Service Agreement, from AMD Saxonia to AMD Holding.

        SECTION 3.11.  METHOD OF PAYMENT.  Payments under this Agreement from
                       -----------------
AMD Holding to AMD Saxonia, if made other than by set-off permitted by Section 3.10, shall be made by wire transfer deposited into [*] or such other account of AMD Saxonia specified by AMD Saxonia with the prior written consent of the Agent (a copy of which consent shall be delivered by AMD Saxonia to AMD Holding) with not less than 15 days written notice to AMD Holding, and all such payments shall be made in DM.

        SECTION 3.12. POST COMPLETION ALLOCATION OF ORDERS BETWEEN THE PLANT AND
                      ----------------------------------------------------------
OTHER AMD INC. FACILITIES.
-------------------------

        (a) AMD Holding agrees that, to the extent (i) the Actual Volume for any 4 Quarter Period following Completion is less than 75% of Anticipated Capacity for such 4

* CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Quarter Period and (ii) there is an Uneven Capacity Allocation, AMD Holding shall pay, no later than 60 days after the end of that 4 Quarter Period, to AMD Saxonia a "PARI PASSU COMPENSATION AMOUNT", calculated according to the formula set forth below:

Pari Passu
Compensation   =    Adj.4QTC     x     ECV         -   Adj.4QTC   x   4QAV            +  [4QVC  x [ ECV   - 1]   x   .10]
Amount              _____________________________      ____________________________                 ____
Amount              4Q Anticipated Capacity Limit      4Q Anticipated Capacity Limit     [        [ 4QAV     ]          ]



        where:

        "ADJ.4QTC"     means the Total Costs (without giving effect to clause
                       (h) of the definition thereof) for such 4 Quarter Period, multiplied by the Applicable Percentage under Section
                       3.03(b) for the Periods included in such 4 Quarter
                       Period;

        "ECV" means the "EVEN CAPACITY VOLUME" for such 4 Quarter Period, which is the minimum number of Wafers that would have been Shipped during that 4 Quarter Period if there were no Uneven Capacity Allocation (as defined below), provided that if such minimum number exceeds 75% of the 4
                       --------
                       Quarter Anticipated Capacity for that 4 Quarter Period, the Even Capacity Volume shall be such number of Wafers that represents 75% of such 4 Quarter Anticipated Capacity;

        "4QAV" has the meaning assigned to it in Section 3.06 for such 4 Quarter Period; and

        "4Q ANTICI-
        PATED
        CAPACITY
        LIMIT" has the meaning assigned to it in Section 3.06 for such 4 Quarter Period;

        "4QVC"         means the Variable Costs for such 4 Quarter Period.

        (b) In this regard, an "UNEVEN CAPACITY ALLOCATION" shall be determined to exist with respect to any 4 Quarter Period where AMD Saxonia's Capacity Utilization for that 4 Quarter Period is less than the AMD Inc.'s Average Capacity Utilization for that 4 Quarter Period, where:

        (i) "AMD SAXONIA'S CAPACITY UTILIZATION" for a particular 4 Quarter Period means the fraction (x) whose numerator is the Adjusted Actual Volume (as defined below for such 4 Quarter Period), and (y) whose denominator is the Plant's Anticipated Capacity for Products during each 4 Quarter Period;

        (ii) "ADJUSTED ACTUAL VOLUME" means the Actual Volume during such 4 Quarter Period plus (without duplication) (x) the number of Wafers that
                    ----
     would reasonably have been expected to have been Shipped during that period but for the occurrence of Force Majeure with respect to AMD Saxonia and (y) the number of Wafers that would reasonably have been expected to have been Shipped during that period but for Production Problems but expressly excluding from such Wafers, Wafers in respect of each Production Problem, to the extent lasting more than 30 days, from the 30th day of such Production Problem;

        (iii) "AMD INC.'S AVERAGE CAPACITY UTILIZATION" means the fraction (x) whose numerator is the sum of:

                (A) the actual number of Comparable Products, the manufacture of which is completed by AMD Inc. and its Subsidiaries and Affiliates, excluding AMD Saxonia and third party suppliers, during that 4 Quarter Period; and

                (B) the number of Comparable Products delivered to AMD Inc. or one of its Subsidiaries by third party suppliers during that 4 Quarter Period;

     and (y) whose denominator is the sum of:

                (A) the Capacity of any Wafer Fabrication Plant (other than the Plant) for Comparable Products for the part of that 4 Quarter Period during which it is owned or operated by AMD Inc. or one or more of its Subsidiaries and Affiliates; and

                (B) the number of Comparable Products delivered to AMD Inc. or one of its Subsidiaries by third party suppliers during that 4 Quarter period.

        (c) The above calculations shall be prepared by AMD Saxonia and delivered to AMD Holding and the Agent as soon as reasonably practicable following the conclusion of each 4 Quarter Period in which Actual Volume is less than 75% of Anticipated Capacity for such 4 Quarter Period, but in any event within 60 days of the end of such 4 Quarter Period accompanied by a certificate signed by one of its managing directors setting out the Actual Volume during such 4 Quarter Period.

        (d) AMD Holding shall supply, or arrange to be supplied by AMD Inc., to AMD Saxonia and the Agent as soon as reasonably practicable but in any event within 60 days of the end of each 4 Quarter Period in which Actual Volume is less than 75% of Anticipated Capacity for such 4 Quarter Period, a certificate signed by one of its officers setting out in reasonable detail the information specified in the fraction set out in Section 3.12(b).

        SECTION 3.13.  ADJUSTMENTS FOR CHANGES IN LAWS OR GERMAN GAAP.  In the
                       ----------------------------------------------
event that there is a change in applicable Law or in German GAAP, and such change results in (i) payments due from AMD Holding to AMD Saxonia, or due from AMD Saxonia to AMD Holding (as the case may be), being materially different in aggregate amount or (ii) the timing of the receipt of such payments being materially different from the payments contemplated by this Article III without giving effect to such change, the affected party shall promptly notify the other party, AMD Inc. and the Agent, and AMD Holding and AMD Saxonia shall negotiate in good faith with a view to agreeing to such reasonable amendments to this Article III and the definitions used therein (which amendments shall be made only with the prior written consent of the Agent), as are necessary as a result of such change. In order to restore the position contemplated by this Article III in the event AMD Holding and AMD Saxonia fail to reach agreement on such amendments within 30 days of becoming aware of such change, or if the Agent reasonably withholds its consent to any proposed amendments, all payments under this Article III shall be calculated without giving effect to such change.

        SECTION 3.14.  PRODUCT WARRANTY.  Subject to Section 3.15, AMD Saxonia
                       ----------------
represents and warrants that all Products sold to AMD Holding pursuant to this Agreement shall conform in all material respects to the Specifications for such Products and, if expressly agreed by AMD Saxonia in writing in advance, to any specific changes thereto contained in a specific purchase order.

        SECTION 3.15. DISCLAIMER. THE WARRANTY CONTAINED IN SECTION 3.14 IS THE
                      ----------
SOLE AND EXCLUSIVE WARRANTY AS TO THE PRODUCTS AND IS EXPRESSLY IN LIEU OF ANY EXPRESS OR IMPLIED WARRANTIES, IN FACT OR IN LAW, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY SIMILAR WARRANTIES IMPLIED BY APPLICABLE LAW. REPAIR OR REPLACEMENT OF DEFECTIVE PRODUCTS SHALL BE AMD HOLDING'S EXCLUSIVE REMEDY WITH RESPECT TO DEFECTIVE PRODUCTS. AMD SAXONIA ASSUMES NO LIABILITY IN TORT OR STRICT LIABILITY, NOR SHALL AMD SAXONIA BE LIABLE TO AMD HOLDING OR ANY SUBSIDIARY OR AFFILIATE THEREOF FOR LOSS OR USE OF PRODUCTS OR ANY OTHER INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES INCURRED BY AMD HOLDING OR ANY SUBSIDIARY OR AFFILIATE THEREOF. IN NO EVENT SHALL THE LIABILITY OF AMD SAXONIA ARISING IN CONNECTION WITH ANY PRODUCTS SOLD HEREUNDER EXCEED THE ACTUAL AMOUNT PAID BY AMD HOLDING TO AMD SAXONIA FOR PRODUCTS INVOLVED IN SUCH CLAIM.

        SECTION 3.16.  LIMITATION OF LIABILITY.  In furtherance of the parties'
                       -----------------------
selection of California law to govern this Agreement, the parties hereby expressly exclude rescission (Wandlung) and price reduction (Minderung) as
                              --------                       ---------
remedies for defective Products and agree that in no event shall German Civil Code Paragraph 462 be applicable. To the extent permissible under applicable law, AMD Saxonia assumes no liability in tort or strict liability, nor shall AMD Saxonia be liable to AMD Holding, AMD Inc. or any AMD Inc. Affiliate for loss of use of Products or any other incidental, special, indirect or consequential damages or lost profits incurred by AMD Holding, AMD Inc. or an AMD Inc. Affiliate. Without prejudice to Section 3.15, in no event shall the liability of AMD Saxonia arising in connection with any Products sold hereunder exceed the actual amount paid by AMD Holding to AMD Saxonia for Products involved in such claim.

                                  ARTICLE IV

                             TECHNICAL ASSISTANCE
                             --------------------

        SECTION 4.01. PROVISION OF KNOW-HOW AND ADVICE BY OR ON BEHALF OF AMD
                      -------------------------------------------------------
HOLDING TO AMD SAXONIA.
----------------------

        (a) AMD Holding shall from time to time disclose, or shall arrange for AMD Inc. to disclose, to AMD Saxonia such of the Know-how and Specifications of AMD Inc. and its Subsidiaries, and any Improvements to such Know-how and Specifications made by AMD Inc. or one or more of its Subsidiaries after such disclosure, as is necessary or, in the judgment of AMD Saxonia, reasonably desirable to enable AMD Saxonia to manufacture Products on an efficient and timely basis in accordance with the Specifications for the relevant Product (such Know-how, Specifications and Improvements together being the "INTELLECTUAL PROPERTY"). Without limiting the generality of the foregoing, AMD Holding shall from time to time provide, or shall arrange for AMD Inc. to provide, one (1) copy (or if requested by AMD Saxonia, two (2) copies), on a non-exclusive basis, of any Technical Documentation for such Intellectual Property in the possession of AMD Inc. or one or more of its Subsidiaries.

        (b) To the extent necessary or, in the judgment of AMD Saxonia, reasonably desirable, AMD Holding shall from time to time advise, or shall arrange for AMD Inc. to advise, AMD Saxonia, upon AMD Saxonia's request in writing, in relation to (i) the configuration of the equipment installed or to be installed at the Plant and used for the production of each Product, the Specifications for which are disclosed to AMD Saxonia hereunder, and (ii) the requirements for such configuration, the installation of the equipment and the machinery in the Plant necessary for the manufacture of such Products and the calibration and testing of such equipment and machinery.

        (c) AMD Holding shall from time to time permit, or shall arrange for AMD Inc. to permit, AMD Saxonia to make such number of copies of the Technical Documentation, or any part thereof, provided or disclosed to it hereunder or in connection herewith as AMD Saxonia may require for the purposes of this Agreement.

        (d) AMD Holding shall from time to time notify, or shall arrange for AMD Inc. to notify, AMD Saxonia promptly of any material errors in the Intellectual Property or Technical Documentation provided or disclosed to AMD Saxonia hereunder or in connection herewith upon AMD Inc. or one or more of its other Subsidiaries becoming aware thereof and, to the extent AMD Inc. or one or more of its Subsidiaries develops or obtains a correction for such error, shall promptly provide, or shall arrange for AMD Inc. to promptly provide, to AMD Saxonia the Intellectual Property and/or Technical Documentation to enable AMD Saxonia to correct such error.

        (e) Without derogating from AMD Holding's obligation to provide, or to arrange for AMD Inc. to provide, disclosure to AMD Saxonia of such of the Know-how and Specifications of AMD Inc. and its Subsidiaries, or which AMD Inc. or its Subsidiaries have the right to use, as is necessary to enable AMD Saxonia to manufacture Products hereunder, but notwithstanding any other provision of this Section 4.01, AMD Holding shall not be required to disclose or arrange for AMD Inc. to disclose any Intellectual Property or Technical Documentation which AMD Inc. and its Subsidiaries do not have a right to disclose or the disclosure of which would require the payment of compensation to a third party.

        SECTION 4.02.  EXPERT SUPPORT, TRAINING AND TECHNICAL ASSISTANCE.
                       -------------------------------------------------

        (a) AMD Holding shall, upon AMD Saxonia's request in writing, provide, or arrange for AMD Inc. to provide, to AMD Saxonia, at the Plant, technical discussions, lectures, guidance and/or technical training in order to enable AMD Saxonia to use, on a continuing basis for the purposes of this Agreement, the Intellectual Property and Technical Documentation disclosed or to be disclosed to AMD Saxonia hereunder or in connection herewith. Such discussions, lectures, guidance and training shall be by AMD Holding and/or AMD Inc. personnel who are qualified to provide advice with respect to the relevant Intellectual Property and Technical Documentation ("QUALIFIED PERSONNEL").

        (b) The timing of visits of such AMD Holding and/or AMD Inc. personnel shall be arranged by agreement between AMD Holding and AMD Saxonia.

        (c) AMD Holding shall, upon AMD Saxonia's request in writing, provide, or arrange for AMD Inc. to provide, to AMD Saxonia, at the Plant, all technical assistance necessary to remedy a Production Problem.

        SECTION 4.03. ACCESS TO COMPARABLE PLANTS. AMD Holding shall arrange for
                      ---------------------------
AMD Inc. to permit AMD Saxonia to send, at the expense of AMD Saxonia or as otherwise agreed by AMD Inc., employees of AMD Saxonia to visit AMD Inc.'s Wafer Fabrication Plants, including in particular AMD Inc.'s plant in Austin, Texas known as "Fab 25" for so long as such plant is owned or controlled by AMD Inc. or one or more of its Subsidiaries, at reasonable times for the purpose of witnessing and training in the use of any of the Intellectual Property and Technical Documentation provided or disclosed to it hereunder. AMD Holding shall upon AMD Saxonia's request in writing, provide, or arrange for AMD Inc. to provide, to such AMD Saxonia employees at such Wafer Fabrication Plants technical discussions, lectures, guidance and/or technical training by Qualified Personnel in order to enable such AMD Saxonia employees to understand the usage being made at such Wafer Fabrication Plants of the relevant Intellectual Property and Technical Documentation.

        SECTION 4.04.  CHARGE FOR TECHNICAL ASSISTANCE.
                       -------------------------------

        (a) As compensation in full for the performance of the services contemplated under this Article IV, AMD Saxonia shall reimburse AMD Holding for
(i) all reasonable out-of-pocket expenses incurred by AMD Holding or AMD Inc., as the case may be, in connection with providing such services, plus (ii) the reasonable salaries and other remuneration of the relevant personnel involved. In this regard, AMD Holding shall issue quarterly invoices to AMD Saxonia itemizing in detail the basis for each invoiced amount.

Prior to the Effective Date, all such invoiced amounts shall, notwithstanding
Section 3.10, be paid by AMD Saxonia within thirty (30) days of its receipt of the relevant invoice. Payments shall be made in DM by wire transfer. From and after the Effective Date and subject to Section 6.02(c), payments shall be made only in the form of credits against amounts owed or to be owed by AMD Holding to AMD Saxonia under this Agreement.

        (b) The parties agree that any invoiced amounts to be paid or credited by AMD Saxonia under this Section 4.04 shall not duplicate amounts charged for services provided directly by AMD Inc. pursuant to the Management Service Agreement.

        (c) The foregoing notwithstanding, (i) in no event shall the aggregate amounts to be paid by AMD Saxonia under this Section 4.04 and under the Management Service Agreement prior to the Effective Date exceed DM 135,000,000 (One Hundred Thirty-Five Million), and (ii) the parties agree that, without prejudice to the License Agreement, any Intellectual Property provided in any form to AMD Saxonia for its use hereunder is provided at no charge.


                                   ARTICLE V

                      ACCOUNTING REPORTS; OTHER REPORTS;
                      ----------------------------------
              RIGHT OF INSPECTION BY OR ON BEHALF OF AMD HOLDING
              --------------------------------------------------

        SECTION 5.01.  ANNUAL ACCOUNTING REPORTS FROM AMD SAXONIA. AMD Holding
                       ------------------------------------------
and its duly authorized representatives (which may include duly authorized representatives of AMD Inc.) and, if the Loan Agreement Termination Date has not yet taken place, the Agent shall at all reasonable times have access to the books and accounts kept by AMD Saxonia and annually upon the closing of the Fiscal Year all such books and accounts shall be audited by Ernst & Young GmbH or such other firm of independent and internationally known public accountants as may be selected by AMD Saxonia with the approval of AMD Holding and, if the Loan Agreement Termination Date has not yet taken place, the Agent (the consent of the Agent not to be unreasonably withheld). A copy of each such report of audit, together with a reconciliation of AMD Saxonia's fiscal year figures to the statutory financial statements of AMD Saxonia, shall be sent promptly to AMD Holding and, prior to the Loan Agreement Termination Date, the Agent. AMD Holding and its duly authorized representatives (which may include duly authorized representatives of AMD Inc.) shall also have the right to examine and inspect at any reasonable time all properties and operations of AMD Saxonia to which this Agreement relates.

        SECTION 5.02. PERIODIC WRITTEN REPORT REGARDING AMD INC. AMD Holding
                      -----------------------------------------
shall prepare and deliver, or shall arrange for AMD Inc. to prepare and deliver, to AMD Saxonia and, if the Loan Agreement Termination Date has not yet taken place, the Agent not later than 30 days after the end of each Period commencing on or after the Effective Date a written report in form and substance reasonably satisfactory to the Agent and AMD Saxonia discussing in reasonable detail AMD Inc.'s production volumes of all Comparable Products and AMD Inc.'s purchase volumes of Comparable Products produced by third parties and the Capacity as well as Capacity Utilization levels of other AMD Inc. Wafer Fabrication Plants producing Comparable Products and, to the extent relevant to this Agreement, other information that AMD Saxonia and/or, if the Loan Agreement Termination Date has not yet taken place, the Agent may reasonably request in connection with this Agreement.

SECTION 5.03.  ACCOUNTANTS' CERTIFICATION; OFFICER'S CERTIFICATE.
               -------------------------------------------------

        (a) The amount of Excess Start-up Cost or Start-up Cost Savings shall be determined promptly, but in no event later than 60 days, after the Effective Date pursuant to Section 3.04(b). Such determination shall be evidenced by a Start-up Cost Adjustment Certification duly signed by AMD Saxonia and duly signed by AMD Saxonia's certified public accountants.

        (b) Promptly, but in no event later than 60 days, after the end of each 4 Quarter Period, AMD Saxonia shall provide AMD Holding and, if the Loan Agreement Termination Date has not yet taken place, the Agent with an Annual Pricing Compliance Certificate duly examined and certified by AMD Saxonia's certified public accountant stating that the Adjusted Selling Price Per Wafer has been calculated in accordance with the formulas set out in Section 3.03, and that all necessary adjustments pursuant to Sections 3.04 through 3.06 have been made.

        (c) Promptly, but in no event later than 30 days, after the end of each Period, AMD Saxonia shall provide AMD Holding and, if the Loan Agreement Termination Date has not yet taken place, the Agent with a Quarterly Pricing Compliance Certificate duly signed by one of its managing directors stating that the Adjusted Selling Price Per Wafer has been calculated in accordance with the formulas set out in Section 3.03 and that all necessary adjustments pursuant to Sections 3.04 and 3.05 have been made.

        (d) Promptly, but in no event later than 60 days, after the end of each 4 Quarter Period following Completion in which Actual Volume for such 4 Quarter Period was less than 75% of Anticipated Capacity for such 4 Quarter Period, AMD Saxonia shall provide AMD Holding and, if the Loan Agreement Termination Date has not yet taken place, the Agent with a Pari Passu Compliance Certificate duly signed and certified by AMD Saxonia's certified public accountant confirming whether or not there has been an Uneven Capacity Allocation and setting out all relevant details therefor.

        (e) Promptly, but in no event later than 30 days, after the end of each Period, AMD Saxonia shall provide AMD Holding and, if the Loan Agreement Termination Date has not yet taken place, the Agent with a Certificate certifying the amounts invoiced and/or paid or credited under the Management Service Agreement and Section 4.04. Promptly, but in no event later than 60 days, after the end of each 4 Quarter Period, AMD Saxonia shall provide AMD Holding and, if the Loan Agreement Termination Date has not taken place, the Agent with a certificate duly signed and certified by AMD Saxonia's certified public accountant confirming the amounts invoiced and/or paid or credited under the Management Service Agreement and Section 4.04.

        SECTION 5.04.  ACCESS TO AMD INC. FACILITIES.  If the Loan Agreement
                       -----------------------------
Termination Date has not yet taken place, AMD Holding agrees to arrange for AMD Inc. to give reasonable access upon reasonable notice, to any Person duly designated by the Agent, to any of AMD Inc.'s Wafer Fabrication Plants and other AMD Inc. manufacturing or research facilities and all books, records, facilities and information the Agent may reasonably require for purposes of this Agreement.


                                  ARTICLE VI

                          EFFECTIVENESS; TERMINATION
                          --------------------------

        SECTION 6.01.  EFFECTIVENESS; TERMINATION.
        -----------------------------------------

        (a) This Agreement shall become effective on the date hereof and (unless otherwise extended as hereinafter provided) shall terminate on the date (the "INITIAL TERMINATION DATE") which is the earlier of (i) the Loan Agreement Termination Date and (ii) the Termination Date. At the option of AMD Holding, exercised by giving notice to AMD Saxonia and AMD Inc. at least six months prior to the Loan Agreement Termination Date, and provided that no Termination Event has occurred and is continuing, this Agreement may be extended for one additional three year term. At the option of AMD Saxonia, exercised by giving notice to AMD Holding and AMD Inc. at least six months prior to the Loan Agreement Termination Date, and provided that no Termination Event has occurred and is continuing, the initial term of this Agreement may be extended for one additional three year term (to the extent not previously extended by AMD Holding pursuant to the preceding sentence).

        (b) Each of the events described in this Section 6.01(b), whether or not such events directly or indirectly affect AMD Saxonia or AMD Holding, shall constitute a Termination Event. If a Termination Event has occurred and is continuing, AMD Saxonia (or, if prior to the Loan Agreement Termination Date, the Security Agent on behalf of AMD Saxonia pursuant to and in accordance with the Security Documents (as defined in the Sponsors' Support Agreement)) may, by notice to AMD Holding and AMD Inc. and, if prior to the Loan Termination Date, with the consent of the Agent, which consent shall be communicated by the Agent to both AMD Holding and AMD Inc., terminate this Agreement in case of any of the Termination Events described in clauses (vii) through (xv) below. In addition, this Agreement shall automatically terminate (without any requirement for any action by any party hereto) immediately upon the occurrence of the Termination Event described in clauses (i) through (vi) below, and in the case of any other Termination Event shall terminate on the date any such notice is given (the date of any such automatic or other termination being the "TERMINATION DATE"). The Termination Events are as follows:

        (i) the expropriation or condemnation of the Plant or any substantial part of the assets or business of AMD Saxonia or AMD Holding by any Governmental Authority, or the involuntary suspension, or curtailment below seventy-five percent of capacity, by AMD Saxonia of the operation of the Plant for six months or more as a result of any change in or introduction of any Law, or any change in the interpretation or application thereof, in each case occurring after the date hereof;

        (ii) AMD Inc. or AMD Holding being required by any Governmental Authority to divest itself of all or a substantial portion of its direct or indirect interest in AMD Saxonia, or AMD Saxonia being required by any Governmental Authority to divest itself or all or a substantial portion of the Plant;

        (iii) the destruction of the Plant or a substantial portion thereof and a decision by AMD Saxonia not to rebuild the same after having received insurance proceeds in respect of such destruction in an amount at least equal to the depreciated book value of such Plant or substantial portion thereof;

        (iv) obligations of AMD Saxonia being accelerated following lapse of any applicable grace periods as a result of the occurrence of an event described in Section 21 of the Loan Agreement which would allow the Banks to terminate the Loan Agreement, and/or the Agent, Security Agent or any of the Banks exercising remedies pursuant to any of the Security Documents (as defined in the Loan Agreement);

        (v) the involuntary (including without limitation as a result of enforcement of any rights of security granted in shares of AMD Holding and/or AMD Saxonia or performance of any undertakings to transfer such shares made to secure obligations of AMD Holding and/or AMD Saxonia) transfer of a controlling interest in AMD Holding and/or AMD Saxonia from AMD Inc. and its Subsidiaries to one or more third parties;

        (vi) the involuntary dissolution or winding up of the business of AMD Holding and/or AMD Saxonia;

        (vii) failure by AMD Holding or AMD Inc. to make any payment required from it hereunder or under the AMD Inc. Guaranty, AMD Holding Wafer Purchase Agreement, AMD Saxonia Research Agreement, AMD Holding Research Agreement or Sponsors' Support Agreement within 45 days of the date due therefor, or default by AMD Holding or AMD Inc. in the performance of or compliance with any other term contained in this Agreement or any such other agreement and such default shall not have been remedied or waived within 30 days after receipt of notice from AMD Saxonia or, if the Loan Agreement Termination Date has not yet taken place, the Agent of such default;

        (viii) any of AMD Holding's representations or warranties made herein or in any statement or certificate at any time given by AMD Holding in writing pursuant to this Agreement being false in any material respect on the date as of which made, or any of AMD Inc.'s representations or warranties made in the AMD Holding Wafer Purchase Agreement or the AMD Holding Research Agreement or in any statement or certificate at any time given by AMD Inc. in writing pursuant to any thereof being false in any material respect on the date as of which made;

        (ix)   bankruptcy (Konkursverfahren), composition (Vergleichsverfahren)
                           ----------------                -------------------
     or enforcement proceedings (Gesamtvollstreckungsverfahren)  are instituted
                                 -----------------------------
     against the assets (Vermogen) of AMD Holding and not withdrawn or denied
                         --------
     within 30 days of the date the application for such proceedings is made; or the institution of such proceedings is denied for lack of assets to cover the costs of such proceedings;

        (x)    execution is issued (Einleitung der Zwangsvollstreckung) against
                                    ----------------------------------
     all or a substantial part of the assets of AMD Holding unless such execution is withdrawn within three weeks of the issuance thereof; realization of such execution; or the realization of execution on the equity shares of AMD Saxonia owned by AMD Holding;

        (xi)   the discontinuance of payments generally (Zahlungseinstellung) by
                                                         -------------------
     AMD Holding;

        (xii) the adoption of a resolution by the managing directors (Geschaftsfuhrer) of AMD Holding for the institution of liquidation
      ---------------
     proceedings (Liquidationsverfahrens) for AMD Holding;
                  ----------------------

        (xiii) a court having jurisdiction in the premises entering a decree or order for relief in respect of AMD Inc. in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief being granted under any applicable federal or state law;

        (xiv) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over AMD Inc. or over all or a substantial part of its property, having been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of AMD Inc. for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of AMD Inc.; and the continuance of any such events in this clause (xiv) for 90 days unless stayed, dismissed, bonded or discharged; or

        (xv) AMD Inc. having an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consenting to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consenting to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by AMD Inc. of any assignment for the benefit of creditors; or the inability or failure by AMD Inc. or the admission by AMD Inc. in writing of its inability to pay its debts as such debts become due; or the Board of Directors of AMD Inc. (or any committee thereof) adopting any resolution or otherwise authorizing action to approve any of the foregoing.

        SECTION 6.02.  RIGHTS UPON TERMINATION.
                       -----------------------

        (a) Promptly, but in no event later than 20 days following the Termination Date,

              (i) the Adjusted Selling Price Per Wafer for the Period ending on the Termination Date shall be calculated in accordance with Section 3.03;

              (ii) in the event that the Termination Date occurs before all of the Excess Start-up Costs or the Start-up Cost Savings, whichever the case may be, has been paid in accordance with Section 3.04, the amount of any unpaid Excess Start-up Costs or Start-up Costs Savings shall be calculated in accordance with Section 3.04;

              (iii) if no Products were Shipped in the Period ending on the Termination Date, the final Advance Payment Adjustment Amount for that Period shall be calculated in accordance with Section 3.05;

              (iv) the Fixed Cost Compensation Amount for the Period ending on the Termination Date shall be calculated in accordance with Section 3.06; and

              (v) the Pari Passu Compensation Amount shall be calculated in accordance with Section 3.12.

        (b) Upon termination of this Agreement for any reason, AMD Holding shall purchase all inventory and work-in-process of AMD Saxonia as of the Termination Date. The purchase price shall be equal to the value thereof as shown in the books of AMD Saxonia in accordance with German GAAP.

        (c) Upon termination of this Agreement for any reason, any amounts due from AMD Holding to AMD Saxonia pursuant to Sections 3.03, 3.04, 3.05, 3.06, 3.07, 3.10, 3.12, and/or 6.02 (b) (including any amounts calculated in respect thereof pursuant to Sections 6.02(a) and (b)) shall be aggregated, and any amounts due (whether in the form of an obligation to pay or credit) from AMD Saxonia to AMD Holding pursuant to Sections 3.03, 3.04, 3.06, 3.10 and 4.04 (including any amounts calculated in respect thereof pursuant to Sections 6.02(a)) and the Management Service Agreement shall be aggregated. If the aggregate amount payable by AMD Holding exceeds the aggregate amount payable and/or to be credited by AMD Saxonia, then each party's obligation to make payment of any such amount will be automatically satisfied and discharged and replaced by an obligation upon AMD Holding to pay to AMD Saxonia the excess of the larger aggregate amount over the smaller aggregate amount. If the aggregate amount payable by AMD Saxonia exceeds the aggregate amount payable by AMD Holding, then each party's obligation to make payment of any such amount will be automatically discharged and the amount of such excess shall be additional compensation, to be retained by AMD Saxonia for the early termination of this Agreement, and AMD Saxonia shall have no obligation to pay such amount to AMD Holding.

        SECTION 6.03.  SURVIVAL.  The provisions of Sections 3.14, 3.15, 3.16,
                       --------
6.02, 7.09, 7.10, 7.11 and 7.13 shall survive any termination of this Agreement.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

        SECTION 7.01.  REPRESENTATIONS AND WARRANTIES GENERALLY.  Each of AMD
                       ----------------------------------------
Holding and AMD Saxonia hereby represents and warrants to the other as follows:

        (a)  Organization; Corporate Power.  It is duly incorporated and validly
             -----------------------------
existing under the laws of the jurisdiction of its organization, and has all necessary power and authority to (i) own its assets and to carry on the business in which it is engaged; and (ii) execute, deliver and perform its obligations under this Agreement;

        (b)  Corporate Authority; No Conflict. The execution, delivery and
             --------------------------------
performance by it of this Agreement have been duly authorized by all necessary corporate action (including any necessary shareholder action) on its part, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, or of its charter or by-laws or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced by or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound, or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by it, and it is not in default under or in violation of its charter or by-laws or any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture or instrument, which default or violation, individually or in the aggregate, would reasonably be expected to have a material adverse effect on its financial condition, business, operations, or prospects;

        (c)  Valid and Binding Obligations. This Agreement constitutes its
             -----------------------------
legal, valid and binding obligation, enforceable against it in accordance with its terms subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and, as to enforceability, by general equitable principles; and

        (d)  No Litigation. No litigation, arbitration proceedings or
             -------------
governmental proceedings are pending or to its knowledge, threatened, which pertain to this Agreement or any of the transactions contemplated thereby.

AMD Holding acknowledges that it has no right to terminate this Agreement or offset payments hereunder because of any breach by AMD Saxonia of the representations and warranties contained herein.

SECTION 7.02.  FORCE MAJEURE.
               -------------

        (a) A party to this Agreement shall not be liable for the consequences of any failure to perform, or default in performing, any of its obligations, other than its payment


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

obligations, under this Agreement if that party can show that such failure is caused by Force Majeure.

        (b) Where there has been any such failure, the said failure shall not be considered non-compliance with any term or condition of this Agreement, and all the obligations (other than payment obligations) and times which because of such failure could not be fulfilled shall be deemed to have been suspended while the failure continues. In addition, the party for whom such obligations and/or times have been suspended shall be entitled to take reasonable steps during the pendency of the relevant Force Majeure to limit its losses resulting from such Force Majeure, and following the termination of such Force Majeure such obligations and/or times shall continue to be suspended for such further reasonable period as is necessary for such party to restore its capacity to perform such obligations and/or meet such times.

        SECTION 7.03.  RELATIONSHIP OF PARTIES.  AMD Holding and AMD Saxonia
                       -----------------------
shall at all times be independent contractors with respect to each other. Nothing in this Agreement shall constitute either party hereto as the partner, joint venturer, employee or agent of the other such party or of AMD Inc., and neither AMD Holding nor AMD Saxonia shall act or omit to act in such a way as to suggest the contrary to any Person.

        SECTION 7.04.  ASSIGNMENT. This Agreement shall be binding upon and
                       ----------
enure to the benefit of each party hereto and their respective successors and assigns; provided, however, that neither party hereto shall have the right to transfer or assign its interest in this Agreement without the prior written consent of both the other party hereto, AMD Inc. and, prior to the Loan Agreement Termination Date, of the Agent; provided further that AMD Saxonia may
                                          ----------------
assign this Agreement to the Agent as security for obligations of AMD Saxonia under the Loan Agreement and the Agent may assign this Agreement to any direct transferee of the Plant in the proper exercise of the Agent's enforcement rights in respect of such security.

        SECTION 7.05.  WAIVERS.  No delay or omission in exercise of any right
                       -------
or remedy of either party or any default by the other, and no custom or practice of the parties at variance with the terms of this Agreement, shall impair any right or remedy otherwise available nor shall it be construed as a waiver of any right or remedy. Any waiver by either party or any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision. AMD Saxonia shall have no right to waive any of its rights or remedies under this Agreement without the prior written consent of AMD Inc. and, prior to the Loan Agreement Termination Date, the Agent.

        SECTION 7.06.  RIGHTS CUMULATIVE.  The rights, remedies and powers of
                       -----------------
each of the parties contained in this Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by Law. No single or partial exercise by any of the parties hereto of any right, remedy or power under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.


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

        SECTION 7.07.  NOTICES.  All notices and other communications required
                       -------
or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage pre-paid, return receipt requested, or by pre-paid telex, TWX or telegram, or by pre-paid courier service, or by telecopier, to the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated below, or such other addresses or numbers specified in a notice sent or delivered in accordance with the provisions of this Section 7.07. Any such notice or communication shall be deemed to be given for purposes of this Agreement on the day that such writing or communication is delivered or, in the case only of a telex, TWX or telegram, sent to the intended recipient thereof, or in the case only of telecopier, sent to the intended recipient thereof with confirmation of receipt, all in accordance with the provision of this Section 7.07.

If to AMD Holding:

            AMD Saxony Holding GmbH
            Washingtonstrasse 16 A/B
            01139 Dresden
            Attention: Geschaftsfuhrer
            Facsimile: +49 351 8412 150

            with a copy to AMD Inc.:

            Advanced Micro Devices, Inc.
            One AMD Place
            P.O. Box 3453
            Sunnyvale, California   94088
            Attention: General Counsel
            Facsimile: +1 408 774 7399

If to AMD Saxonia:

            AMD Saxony Manufacturing GmbH
            Washingtonstrasse 16 A/B
            01139 Dresden
            Attention: Geschaftsfuhrer
            Facsimile: +49 351 8412 150


            with a copy to:

            Dresdner Bank AG
            Dr. Kulz-Ring 10
            01067 Dresden
            Attention: Direktion
            Facsimile: + 49 351 489 1350


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

        SECTION 7.08.  NO EFFECT ON OTHER AGREEMENTS.  No provision of this
                       -----------------------------
Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement among any of AMD Inc., AMD Holding and AMD Saxonia except as specifically provided in any such other agreement.

        SECTION 7.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                      -------------
SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. THE PARTIES EXPRESSLY EXCLUDE APPLICATION OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE SALE OF GOODS OF APRIL 11, 1980.

        SECTION 7.10.  DISPUTE RESOLUTION.  Subject to Section 7.10 (j) below,
                       ------------------
arbitration under this Section 7.10 shall be the exclusive means for a party to seek resolution of any dispute arising out of, relating to or connected with this Agreement, except that either party may bring an action before a competent court for the issuance of provisional or protective measures.

        (a) The parties hereto agree to submit any dispute, controversy or claim ("DISPUTE") arising out of, relating to or in any way connected with this Agreement to final and binding arbitration in Santa Clara County, California, under the Commercial Arbitration Rules and Supplementary Procedures for International Commercial Arbitration of the American Arbitration Association ("AAA") then in force except as modified in accordance with the provisions of this Section 7.10.

        (b) The arbitral tribunal shall be composed of three arbitrators, one appointed by each party, and the two arbitrators so appointed shall, within 15 days appoint a third arbitrator who shall be chosen from a country other than those of which the parties are nationals, who shall be fluent in English, and who shall act as Chairman of the tribunal.

        (c) In arriving at decisions, the arbitrators shall apply the terms and conditions of this Agreement in accordance with the laws of California.

        (d) The award shall be deemed a U.S. award for purposes of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 (the "NEW YORK CONVENTION"). The English language shall be used in the arbitral proceedings and all exhibits and other evidence in a language other then English shall be accompanied by English translations when submitted into evidence before the arbitral tribunal.

        (e) The arbitrators are empowered to render the following awards in accordance with any provision of this Agreement or any related agreement: (i) enjoining a party from performing any act prohibited, or compelling a party to perform any act required, by the terms of this Agreement or any related agreement and any order entered pursuant to this Agreement and (ii) ordering such other legal or equitable relief, including any provisional legal or equitable relief, or specifying such procedures as the arbitrator deems appropriate, to resolve any Dispute submitted for arbitration. The parties shall be entitled to discover all documents and other information reasonably necessary for a full understanding of any legitimate issue raised in the arbitration. They may use all methods of discovery customary under U.S. federal law, including but not limited to depositions, requests for admission, and requests for production of documents. The time periods for compliance shall be set by the arbitrators, who may also set limits on the scope of such discovery. The arbitrators shall not be empowered to award consequential or punitive damages.

        (f) Either party may file an application in any proper court described in Section 7.11 hereof for a provisional remedy in connection with an arbitrable controversy hereunder, but only upon the ground that the award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

        (g) The arbitrators shall issue to both parties a written explanation in English of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching the decision.

        (h) Any monetary award shall be made and shall be payable in DM free of any tax or any deduction.

        (i) The award of the arbitral tribunal will be the sole and exclusive remedy between the parties regarding any and all claims and counterclaims with respect to the subject matter of the arbitrated dispute. An award rendered in connection with an arbitration pursuant to this Section 7.10 shall be final and binding upon the parties, and any judgment upon which an award may be entered and enforced in any court of competent jurisdiction.

        (j) Notwithstanding the foregoing, the parties agree that any disputes hereunder relating solely to accounting matters shall be resolved by an auditor, appointed as provided below, acting as an expert (and not as an arbitrator), and that the resolution by such independent auditor of any such matter shall be conclusive between the parties absent manifest error. Such auditor shall be appointed by mutual agreement of the parties' respective auditors, and, if prior to the Loan Agreement Termination Date, of the Agent and shall be an independent and internationally known certified public accounting firm with no affiliation with either the parties, the Agent or any of their respective auditors.

        (k) Notwithstanding the foregoing, the parties agree that any dispute between the parties and/or the Technical Advisor as to the Capacity of the Plant or any Wafer Fabrication Plant shall be resolved by an independent technical consultant, appointed by the parties as provided below, acting as an expert (and not as an arbitrator), and that the resolution of the independent technical consultant shall be conclusive between the parties absent manifest error. Such technical consultant shall be appointed by mutual agreement of the parties and, prior to the Loan Agreement Termination Date, the Agent, and shall be an independent and internationally known technical consultant with relevant expertise regarding the manufacture of Wafers and similar products.

        SECTION 7.11.  CONSENT TO JURISDICTION AND FORUM; AMD HOLDING AND AMD
                       ------------------------------------------------------
SAXONIA APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.
---------------------------------------------------

        (a) Subject to Section 7.10, all judicial proceedings brought against either party hereto with respect to this Agreement may be brought in Santa Clara County, California, and by execution and delivery of this Agreement, each such party accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of such courts. In addition, each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such proceedings, and hereby further irrevocably and unconditionally waives and agrees to the fullest extent permitted by law not to plead or claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

        (b) AMD Holding hereby irrevocably appoints CT Corporation Services as its agent to receive on behalf of AMD Holding and its property service of copies of the summons and complaint and any other process which may be served in any proceeding in any state or federal court of competent jurisdiction in the State of California.

        (c) AMD Saxonia hereby irrevocably appoints CT Corporation Services as its agent to receive on behalf of AMD Saxonia and its property service of copies of the summons and complaint and any other process which may be served in any proceeding in any state or federal court of competent jurisdiction in the State of California.

        SECTION 7.12.  JUDGMENT CURRENCY.  The parties hereto agree that,
                       -----------------
without prejudice to Sections 7.10 and 7.11 above:

        (a) if, for purposes of obtaining hereunder an arbitral award or judgment of any court, it is necessary to convert a sum due hereunder in DM into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the prevailing party could purchase DM with such other currency on the Business Day preceding that on which the final award or judgment (as applicable) is given; and

        (b) the obligation of each of the parties hereto in respect of any sum due hereunder from it (the "PAYOR") to the other party (the "RECIPIENT") shall, notwithstanding any judgment in a currency other than DM, be discharged only to the extent that on the Business Day following receipt by the Recipient of any sum adjudged to be so due in such other currency, the Recipient may, in accordance with normal banking procedures, purchase DM with such other currency; in the event that the DM so purchased is less than the sum originally due to the Recipient, the Payor, as a separate obligation and notwithstanding any such judgment or award, hereby agrees to indemnify and hold harmless the Recipient against such loss, and if the DM so purchased exceeds the sum originally due to the Recipient, the Recipient shall remit to the Payor the excess.

        SECTION 7.13.  LANGUAGE.  This Agreement is in the English language,
                       --------
which language shall be controlling in all respects.

        SECTION 7.14. ENTIRE AGREEMENT. This Agreement, the AMD Saxonia Research
                      ----------------
Agreement, the License Agreement, the Sponsors' Subordination Agreement (as defined in the Loan Agreement) and the Management Service Agreement embody the entire agreement and understanding between the parties with respect to the subject matter hereof. Neither party has relied upon any representation or warranty of the other party in entering into this Agreement except as expressly set forth herein. AMD Holding further acknowledges and agrees that its obligations hereunder shall remain in full force and effect notwithstanding the breach by AMD Saxonia of any representation or warranty contained herein.

        SECTION 7.15.  COUNTERPARTS.  This Agreement may be executed in one or
                       ------------
more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        SECTION 7.16.  AMENDMENTS.  No modifications or amendments to this
                       ----------
Agreement shall be binding unless in writing and executed by each of the parties hereto. In addition, no modification or amendment to this Agreement may be made without the prior written consent of AMD Inc. and, if prior to the Loan Agreement Termination Date, the Agent.

        SECTION 7.17.  EMU.  The European Economic and Monetary Union
                       ---
anticipates the introduction of a single currency and the substitution of the national currencies of Member States participating in the Monetary Union. On the date on which the DM is replaced by the single currency, conversion into such currency shall take effect. The denomination of the original currency shall be retained for so long as this is legally permissible. Conversions shall be based on the officially fixed rate of conversion. Neither the introduction of the single currency nor the substitution of the national currencies of the Member States participating in European Monetary Union nor the fixing of the official rate of conversion nor any economic consequences that arise from any of the aforementioned events or in connection with European Monetary Union shall give rise to any right to terminate prematurely, contest, cancel, rescind, modify, or renegotiate this Agreement or any of its provisions or to raise any other objections and/or exceptions or to assert any claims for compensation. This Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS OF THE FOREGOING, AMD Holding and AMD Saxonia have caused this Agreement to be executed by their authorized representatives as of the date first written above.

                            AMD SAXONY HOLDING GMBH


                            /s/ Marvin D. Burkett
                            _______________________________________
                            Its: Managing Director



                            AMD SAXONY MANUFACTURING GMBH

                            /s/ Jack L. Saltich
                            _______________________________________
                            Its: Managing Director